Exhibit 10.1

                                    AGREEMENT

     This agreement (the "Agreement") is entered into by and between Alanco Environmental Resources Corporation ("Alanco") and Gold And Minerals Company, Inc. ("GAM"), effective as of September 1, 1999.

     WHEREAS, Alanco leases 13 mining claims on approximately 268 acres in Mohave County, Arizona from the United States Bureau of Land Management (the "BLM") known as the COD Mine (the "COD Mine").

     WHEREAS, Alanco also owns various personal property (the "Property") and buildings (the "Buildings") at the COD Mine.

     WHEREAS, GAM desires to purchase the COD Mine, the Property and the Buildings from Alanco and Alanco desires to sell said assets to GAM. (Hereinafter the COD Mine, the Property and the Building may be referred to as the "Assets.")

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Alanco hereby sells, transfers, assigns and grants unto GAM: (a) the COD Mine by way of the Quit Claim Deed set forth as Exhibit A attached hereto; and
(b) the Buildings and the Property by way of the Bill of Sale set forth as Exhibit B attached hereto.

     2.  The  purchase  price  for the  Assets  shall  be Four  Million  Dollars
($4,000,000) (the "Purchase Price"). However, the Purchase Price shall be subject to adjustment if the results of the 1999 appraisal of the COD Mine (the "Appraisal") yield a value of less than $3,600,000 or more than $4,400,000.

     3. The Purchase Price shall be paid by GAM by delivering to Alanco Four Million (4,000,000) shares of its Series A Convertible Preferred Stock as more fully described in Certificate of Designation set forth in Exhibit C attached hereto (the "Series A Preferred Stock"), subject to adjustment per the Appraisal.

     4. GAM hereby represents and warrants to Alanco as follows:

     (a) GAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
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     (b) The  authorized  capital  of GAM  consists  of,  immediately  prior  to closing, of: (i) 10,000,000 shares of Preferred Stock, par value $.001, of which no shares have been issued; and (ii) 60,000,000 shares of Common Stock, $.001 par value, of which 39,933,660 shares are issued and outstanding, with up to an additional 10,000,000 shares may be issued to the Chairman and the President of GAM upon conversion of GAM's outstanding debt to them.

     (c) The issuance of the Series A Preferred Stock has been duly authorized by GAM's Board of Directors and the Certificate of Designation for the Preferred Stock shall be filed with and accepted by the Nevada Secretary Of State prior to the closing of the transaction contemplated by this Agreement. The Series A Preferred Stock when issued to Alanco will be duly validly issued, fully paid and non-assessable.

     5. GAM shall not sell, transfer, assign or pledge any of the Assets without the prior written approval of Alanco, so long as any Series A Preferred Stock is owned by Alanco. However, in the event Alanco pledges the Series A Preferred Stock, the above-stated restriction on GAM's transfer of the Assets shall cease and terminate.

     6. Alanco warrants that the Appraisal is the true and correct appraisal received from the appraiser. Alanco also warrants that its has full right, title and interest in the Assets and it has the right to sell and transfer the Assets, subject to the BLM owing the real estate at the COD Mine. Alanco further warrants that the Assets are free from any liens and are unencumbered by any debt.

     7. Any controversy or claim arising out of or relating to this Agreement, except for a request for injunctive relief, shall be settled by arbitration in the Phoenix metropolitan area in accordance with the then governing rules of the American Arbitration Association. The party to whom the arbitrator or arbitration panel makes an award shall be entitled to receive as part of the award the reasonable cost of its attorney fees and litigation expenses. Judgment upon the award rendered in the arbitration may be enforced in court described in Paragraph 10 below of this Agreement.

     8. The transaction contemplated by this Agreement shall be consummated as soon as reasonably possible, with Alanco holding the executed Exhibit A and executed Exhibit B until such time on or before September 15, 1999 that GAM delivers a duly authorized and executed Preferred Stock certificate representing 4,000,000 shares of Series A Preferred Stock to Alanco.

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
     9. This rights and obligations upon the parties to this Agreement may not be assigned by one party without the prior written consent of the other party.

     10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be the Superior Court for Maricopa County, Arizona and the each party upon execution of this Agreement consents to the service of process from such court.

     11. No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

     12. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the Company and Employee.

     13. The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

     14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.

                                      ALANCO ENVIRONMENTAL RESOURCES CORPORATION


                                      By: /s/ Robert R. Kauffman
                                          --------------------------------------
                                              Robert R. Kauffman, Chairman



                                      GOLD AND MINERALS COMPANY, INC.


                                      By: /s/ Charles C. Mottley
                                          --------------------------------------
                                              Charles C. Mottley, Chairman

                                    EXHIBIT B

                                  BILL OF SALE

     Alanco Environmental Resources Corporation hereby sells, assigns, transfers and grants unto Gold And Minerals Company, Inc. all Buildings located on the COD Mine site in Mohave County, Arizona and the personal property set forth on the attached schedule.

                                      ALANCO ENVIRONMENTAL RESOURCES CORPORATION


                                      By: /s/ Robert R. Kauffman
                                          --------------------------------------
                                              Robert R. Kauffman, Chairman